Exhibit 99.1

Myomo Announces that CMS has Classified the MyoPro Orthosis Under the Brace Benefit Category

Standard Medicare Part B Patients now have access to the MyoPro, which will be reimbursed on a lump sum basis

BOSTON (November 2, 2023) – Myomo, Inc. (NYSE American: MYO) (“Myomo” or the “Company”), a wearable medical robotics company that offers increased functionality for those suffering from neurological disorders and upper-limb paralysis, today announced that the Centers for Medicare & Medicaid Services (CMS) published a final rule classifying the MyoPro under the brace benefit category. Braces are paid on a lump sum basis under the Social Security Act. The finalization of MyoPro’s classification as a brace paid on a lump sum basis, rather than on a capped rental basis, brings Medicare payment methodology in line with how all other insurance plans currently pay for the MyoPro. This rule is expected to be published in the Federal Register on November 13, 2023 and is effective on January 1, 2024.

The MyoPro has already been covered and paid on a rental basis for five Medicare beneficiaries covering all of Medicare’s billing regions after review of their medical documentation. Future claims for devices delivered to patients are expected to continue to be reviewed on a claim-by-claim basis.

Paul R. Gudonis, Myomo’s chairman and CEO, stated, “On behalf of the many stroke survivors and others with long term muscular weakness or partial paralysis with Medicare Part B insurance, we are pleased that CMS has moved forward to facilitate access to the MyoPro brace. The MyoPro has been shown to be effective for Medicare beneficiaries with the requisite medical necessity, and this reclassification is very supportive of CMS’ goal of health equity for this population.”

A national fee for the MyoPro has not yet been established, so claims will continue to be paid by the DME MACs at regional rates until a national fee is determined. In the final rule, CMS states that it intends to issue a payment determination in conjunction with its second bi-annual non-drug public meeting to be held later this year, or at the subsequent bi-annual public meeting in 2024.

About Myomo

Myomo, Inc. is a wearable medical robotics company that offers improved arm and hand function for those suffering from neurological disorders and upper-limb paralysis. Myomo develops and markets the MyoPro product line. MyoPro is a powered upper-limb orthosis designed to support the arm and restore function to the weakened or paralyzed arms of certain patients suffering from CVA stroke, brachial plexus injury, traumatic brain or spinal cord injury, ALS or other neuromuscular disease or injury. It is currently the only marketed device that, sensing a patient’s own EMG signals through non-invasive sensors on the arm, can restore an individual’s ability to perform activities of daily living, including feeding themselves, carrying objects and doing household tasks. Many are able to return to work, live independently and reduce their cost of care. Myomo is headquartered in Boston, Massachusetts, with sales and clinical professionals across the U.S. and representatives internationally. For more information, please visit www.myomo.com.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, including expectations for the effective date of the final rule, the expectation that future claims will be evaluated under individual consideration and the timing for a payment determination by CMS, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors.

These factors include, among other things:

• We have a history of operating losses and our financial statements for the period ended June 30, 2023 include disclosures regarding there being substantial doubt about our ability to continue as a going concern;

• our ability to obtain sufficient reimbursement from third-party payers for our products, including CMS for Medicare Part B patients;

• our revenue concentration with a particular insurance payer as a result of focusing our efforts on patients with insurers who have previously reimbursed for the MyoPro;

• our ability to continue normal operations and patient interactions without supply chain disruption in order to deliver and fit our custom-fabricated device;

• our marketing and commercialization efforts;

• our dependence upon external sources for the financing of our operations, to the extent that we do not achieve or maintain cash flow breakeven;

• our ability to effectively execute our business plan and scale up our operations;

• our expectations as to our product development programs, and;

• general market, economic, environmental and social factors that may affect the evaluation, fitting, delivery and sale of our products to patients.

More information about these and other factors that potentially could affect our financial results is included in Myomo’s filings with the Securities and Exchange Commission, including those contained in the risk factors section of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Although the forward-looking statements in this release of financial information are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material or adverse. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

For Myomo:

ir@myomo.com

Investor Relations:

Kim Sutton Golodetz

LHA Investor Relations

kgolodetz@lhai.com

212-838-3777